                                                                   Exhibit 4.2.2


                        CAPSTAR MANAGEMENT COMPANY, L.P.
                              CAPSTAR HOTEL COMPANY

                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT


            This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of December 13, 1996 and entered into by and among CapStar Management Company, L.P., a Delaware limited partnership (the "BORROWER"), CapStar Hotel Company, a Delaware corporation ("CAPSTAR"), and Bankers Trust Company, as agent (the "AGENT"), and, for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Senior Secured Revolving Credit Agreement dated as of September 24, 1996 (as amended, restated, supplemented or otherwise modified to the date hereof, the "CREDIT AGREEMENT"), by and among the Borrower, CapStar, the financial institutions party thereto (the "LENDERS") and Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.


                                    RECITALS

            WHEREAS, the Borrower, CapStar and Agent desire to amend the Credit Agreement to, among other things, (i) increase the maximum permitted amount of Pool B Indebtedness, (ii) increase the maximum permitted amount of Subordinated Indebtedness, (iii) modify certain financial covenants as provided herein, (iv) modify certain definitions as provided herein, (v) permit Borrower to guaranty certain lease obligations as provided herein and (vi) make certain other amendments as set forth below:

            NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

            SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT

            1.1   AMENDMENTS TO SECTION 1:  PROVISIONS RELATING
                  TO DEFINED TERMS

            A. The definition of "BORROWING BASE" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting clause (ii) therefrom in its entirety and substituting the following therefor:

            "(ii) the amount, if any, by which the sum of the Property Amounts in respect of Designated Pool A Properties referred to in clause
            (ii) of the
            definition of Property Amount as of such date of determination otherwise exceeds (a) with respect to the period from the First Amendment Effective Date to and including June 30, 1997, 20%, (b) with respect to the period from July 1, 1997 to and including December 31, 1997, 15% and (c) with respect to the period from January 1, 1998 to and including Maturity Date, 10% of the amount determined pursuant to this definition for such period."

            B. The definition of "NET INCOME" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting the phrase "any Asset Sale" therefrom and substituting therefor the phrase "the sale or other disposition of any asset (including the disposition of a Property pursuant to subsection 7.11 but excluding any gain from the sale of inventory in the ordinary course of business)."

            C. The definition of "NOTES" contained in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference to "subsection
2.10 (i)" contained therein and substituting "subsection 2.1E(iv)" therefor and
(ii) deleting the phrase "the last sentence of subsection 10.1B(i)" therefrom and substituting the phrase "subsection 9.1A" therefor.

            D. The definition of "NOTICE OF RENOVATION/RESTORATION" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting the reference to "7.12A" contained therein and substituting "6.12A" therefor.

            E. The definition of "PROPERTY AMOUNT" contained in subsection 1.1 of the Credit Agreement is hereby amended by deleting the phrase "two Designated Pool A Properties" from clause (ii) of such definition and substituting the phrase "three Designated Pool A Properties (other than the Atlanta Airport Property)" therefor.

            F. The definition of "PROPERTY EBITDA" contained in subsection 1.1 of the Credit Agreement is hereby amended to add the phrase "or 2.9B, as the case may be," after the phrase "required by subsection 2.9A in clause (w) of the proviso thereto.

            G. The definition of "TOTAL UTILIZATION" contained in subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the punctuation "." from the end of clause (vi) of such definition and substituting "; plus" therefor and (ii) adding the following at the end of such definition:

                  "(vi) the aggregate maximum potential liability of the
            Borrower pursuant to guaranties of lease obligations permitted by subsection 7.4(viii)."

            H. Subsection 1.1 of the Credit Agreement is hereby amended by inserting the following definitions in such subsection in proper alphabetical order:

            "'FIRST AMENDMENT' means that certain First Amendment to Credit Agreement dated as of December 13, 1996 by and among Borrower, CapStar, Agent and, for purposes of Section 4 thereof, the Loan Parties named on the signature pages thereof."

            "'FIRST AMENDMENT EFFECTIVE DATE' means the effective date of
      Section 1 of the First Amendment as provided in Section 2 of the First Amendment."

            "'SUBORDINATED CREDIT AGREEMENT' means that certain Senior Subordinated Credit Agreement dated as of December 13, 1996 by and among the Borrower, CapStar, the lenders party thereto and Bankers, as arranger and agent, as such agreement may be amended, restated supplemented or otherwise modified in accordance with the terms thereof and hereof."

            "'SUBORDINATED GUARANTIES' means, collectively (i) that certain Senior Subordinated CapStar Guaranty dated as of December 13, 1996 executed by CapStar and (ii) that certain Senior Subordinated Affiliated Guaranty dated as of December 13, 1996 executed by the Loan Parties party thereto from time to time, as each guaranty may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof and hereof."

            "'SUBORDINATED INDEBTEDNESS DOCUMENTS' means, collectively the Subordinated Credit Agreement, the Subordinated Guaranties and each other indenture, agreement, instrument or other document pursuant to which any Subordinated Indebtedness is issued or that is executed in connection with any Subordinated Indebtedness, as each such indenture, agreement, instrument or document may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof and hereof."

            1.2   AMENDMENTS TO SECTION 6:  AFFIRMATIVE COVENANTS

            A. Subsection 6.1 of the Credit Agreement is hereby amended by (i) inserting the phrase "of any Event of Default or Potential Event of Default" immediately after the word "existence" in clause (2) of subsection 6.1(v) and
(ii) inserting the word "constitute" immediately before the phrase "a default" in clause (c) of subsection 6.1(xi).

            B. Subsection 6.15D of the Credit Agreement is hereby amended by deleting the date "December 31, 1996" therefrom and substituting "January 31, 1997" therefor.

            1.3   AMENDMENTS TO SECTION 7:  NEGATIVE COVENANTS

            A. Subsection 7.1 of the Credit Agreement is hereby amended by (i) deleting the number "$25,000,000" from clause (v) thereof and substituting "$50,000,000" therefor and (ii) deleting the number $25,000,000" from clause
(vi) thereof and substituting $100,000,000" therefor. The Indebtedness incurred pursuant to the Subordinated Indebtedness Documents is Indebtedness incurred pursuant to subsection 7.1(vi) of the Credit Agreement.

            B. Subsection 7.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (iii) of subsection 7.2C and substituting the punctuation "," therefor; (ii) deleting the punctuation "." from the end of clause (iv) of subsection 7.2C and adding "and (v) the Subordinated Credit Agreement" immediately after the phrase "or otherwise" in such subsection and (iii) adding the phrase ", the Subordinated Credit Agreement" immediately after the phrase "this Agreement" in subsection 7.2D.

            C. Subsection 7.4 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (v) thereof, (ii) deleting the punctuation "." from the end of clause (vi) thereof and substituting "," therefor and (iii) adding the following at the end thereof:

                  "(vii) CapStar and each Loan Party party to the Affiliate
            Guaranty may guaranty the obligations of the Borrower under the Subordinated Credit Agreement pursuant to the Subordinated Guaranties; and

                  (viii) the Borrower may guaranty obligations of Pool B
            Subsidiaries under leases related to sale and lease-back transactions permitted pursuant to subsection 7.11; provided that the maximum aggregate potential liability of the Borrower pursuant to such guaranties (whether for regularly scheduled lease payments, any amount due in connection with the termination or expiration of any lease or any other amount payable in connection with such leases) shall not exceed $5,000,000 at any time; and provided further, that the Borrower shall have obtained the Agent's prior written approval of (x) the terms of the applicable lease (and each supplement thereto and amendment or modification thereof), (y) the identity of the lessor and (z) the property subject to such sale and lease-back transaction."

            D. Subsection 7.5 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (ii) thereof, (ii) deleting the punctuation "." from the end of the clause (iii) thereof and substituting "; and" therefor and (iii) adding the following at the end of such subsection:

                  "(iv) as long as no Event of Default has occurred and is
            continuing or would result therefrom (and without regard to the occurrence or continuation of a Potential Event of Default), the Borrower and the other Loan Parties may make scheduled payments of interest on account of the Subordinated Indebtedness and Pool B Indebtedness; provided that, notwithstanding the foregoing, the Borrower and the other Loan Parties may make scheduled payments of interest on the Indebtedness incurred pursuant to the Subordinated Credit Agreement if but only if (a) no default in the payment of any principal, amounts drawn under letters of credit, interest or regularly accruing fees on any Obligations has occurred and is continuing and (b) such payment is not otherwise restricted pursuant to the subordination provisions contained in Section 8 of the Subordinated Credit Agreement, as in effect on the date hereof or as modified in accordance with the terms hereof."

            E. Subsection 7.6B of the Credit Agreement is hereby amended by (i) deleting the percentage "55%" from clause (i) thereof and substituting the phrase "60% (provided that, if CapStar has an offering of its equity Securities after the Closing Date, such percentage shall thereafter be 55%)" therefor and
(ii) deleting the percentage "60%" from clause (ii) thereof and substituting the phrase "65% (provided that, if CapStar has an offering of its equity Securities after the Closing Date, such percentage shall thereafter be 60%)" therefor.

            F. Subsection 7.6E of the Credit Agreement is hereby amended by deleting the matrix setting forth the maximum ratios of Consolidated Total Indebtedness to Consolidated EBITDA therefrom and substituting the following therefor:

=========================================   ======================
               "PERIOD                      MAXIMUM LEVERAGE RATIO
-----------------------------------------   ----------------------
September 30, 1996 to and including the          4.75 to 1.00
First Amendment Effective Date
-----------------------------------------   ----------------------
the First Amendment Effective Date to            5.50 to 1.00
and including March 31, 1997
-----------------------------------------   ----------------------
April 1, 1997 to and including June 30,          5.50 to 1.00
1997
-----------------------------------------   ----------------------
July 1, 1997 to and including                    5.25 to 1.00
September 29, 1997
-----------------------------------------   ----------------------
September 30, 1997 to and including              5.00 to 1.00
December 31, 1997
-----------------------------------------   ----------------------
January 1, 1998 to and including                 5.00 to 1.00
March 31, 1998
-----------------------------------------   ----------------------
April 1, 1998 to and including June 30,          4.75 to 1.00
1998
-----------------------------------------   ----------------------
July 1, 1998 to and including                    4.50 to 1.00
September 29, 1998
-----------------------------------------   ----------------------
September 30, 1998 to and including              4.25 to 1.00
September 29, 1999
-----------------------------------------   ----------------------
if applicable, September 30, 1999 to and         4.00 to 1.00
including September 29, 2000
-----------------------------------------   ----------------------
if applicable, September 30, 2000 to and         3.75 to 1.00"
including Maturity Date
=========================================   ======================


            G. Subsection 7.6F of the Credit Agreement is hereby amended by deleting the matrix setting forth the maximum ratios of Consolidated Total Indebtedness to Consolidated EBITDA-Cap Ex therefrom and substituting the following therefor:

=========================================   ======================
               "PERIOD                      MAXIMUM LEVERAGE RATIO
-----------------------------------------   ----------------------
September 30, 1996 to and including the          5.25 to 1.00
First Amendment Effective Date
-----------------------------------------   ----------------------
the First Amendment Effective Date to            6.00 to 1.00
and including March 31, 1997
-----------------------------------------   ----------------------
April 1, 1997 to and including June 30,          6.00 to 1.00
1997
-----------------------------------------   ----------------------
July 1, 1997 to and including                    5.75 to 1.00
September 29, 1997
-----------------------------------------   ----------------------
September 30, 1997 to and including              5.25 to 1.00
December 31, 1997
-----------------------------------------   ----------------------
January 1, 1998 to and including                 5.25 to 1.00
March 31, 1998
-----------------------------------------   ----------------------
April 1, 1998 to and including June 30,          5.00 to 1.00
1998
-----------------------------------------   ----------------------
July 1, 1998 to and including                    4.75 to 1.00
September 29, 1998
-----------------------------------------   ----------------------
September 30, 1998 to and including              4.50 to 1.00
September 29, 1999
-----------------------------------------   ----------------------
if applicable, September 30, 1999 to and         4.25 to 1.00
including September 29, 2000
-----------------------------------------   ----------------------
if applicable, September 30, 2000 to and         4.00 to 1.00"
including Maturity Date
=========================================   ======================


            H. Subsection 7.11 of the Credit Agreement is hereby amended by (i) deleting the phrase "subsection 2.9A" from clause (i) thereof and substituting "subsection 2.9B" therefor and (ii) adding the following at the end of clause
(iv) thereof:

                  "provided that the Borrower may guaranty such obligations to the extent permitted by subsection 7.4(viii);"

            I. Subsection 7.20 of the Credit Agreement is hereby amended by adding the following at the end thereof:

                  "I.   SUBORDINATED INDEBTEDNESS DOCUMENTS.  Without the prior
            written approval of the Agent, which approval may be granted, withheld, conditioned or delayed in its sole discretion, the Loan Parties shall not, and shall not permit any of their respective Subsidiaries to, amend, restate, supplement or otherwise modify any provision of any Subordinated Indebtedness Document; provided that the Loan Parties may (i) amend or modify the Subordinated Credit Agreement in order to delete any covenant or agreement of any Loan Party or to make any such covenant or agreement less restrictive on the Loan Parties and (ii) waive any default or event or default thereunder; provided further that no such amendment or waiver shall be adverse to the interests or rights of the Agent or any Lender."

            1.4   AMENDMENTS TO SECTION 8:  EVENTS OF DEFAULT; REMEDIES.

            Subsection 8.2A of the Credit Agreement is hereby amended by inserting the phrase "and the other Loan Parties" immediately after the phrase "against the Borrower" in the first sentence of such subsection.


            SECTION 2.  CONDITIONS TO EFFECTIVENESS

            Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):

            A. EXECUTED COUNTERPARTS OF AMENDMENT. The Borrower, CapStar, each other Credit Support Party and the Agent shall have executed counterparts of this Amendment and the Agent shall have received written or telephone notification of such execution and authorization of delivery thereof.

            B. AMENDMENT FEE. The Agent shall have received for distribution to Lenders an aggregate amendment fee of $225,000.

            C. SUBORDINATED INDEBTEDNESS. The Borrower shall have issued Subordinated Indebtedness in an aggregate principal amount of $50,000,000 (the "SPECIFIED SUBORDINATED INDEBTEDNESS") and the Borrower shall have delivered to the Agent complete and correct copies of all documents, instruments and other items executed or delivered in connection with the issuance of the Specified Subordinated Indebtedness, all of which shall be satisfactory in form and substance to Agent. The Specified Subordinated Indebtedness shall have been registered as qualified under the applicable federal or state securities laws or shall be exempt therefrom. In addition, all opinions delivered in connection with the Specified Subordinated Indebtedness shall be addressed to Agent and Lenders or accompanied by a written authorization from the

Person delivering such opinion stating that Agent and Lenders may rely on such document as though it were addressed to them.

            D. LEGAL OPINION. Agent and Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of counsel for the Borrower and CapStar, in form and substance reasonably satisfactory to Agent, dated as of the First Amendment Effective Date.

            E. COMPLETION OF PROCEEDINGS. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Agent, acting on behalf of the Lenders, and its counsel shall be satisfactory in form and substance to the Agent and such counsel, and the Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as the Agent may reasonably request.


            SECTION 3.  BORROWER'S AND CAPSTAR'S
                        REPRESENTATIONS AND WARRANTIES

            In order to induce the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each of the Borrower and CapStar represents and warrants to the Agent and each Lender that the following statements are true, correct and complete:

            A. POWER AND AUTHORITY. Each of the Borrower and CapStar has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

            B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all corporate action on the part of each of the Borrower and CapStar.

            C. NO CONFLICT. The execution and delivery by each of the Borrower and CapStar of this Amendment and the performance by each of the Borrower and CapStar of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to CapStar or any of its Subsidiaries, the Certificate or Articles of Incorporation, Bylaws or other applicable charter document of CapStar or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on CapStar or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of CapStar or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of CapStar or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of CapStar or any of its Subsidiaries.

            D. GOVERNMENTAL CONSENTS. The execution and delivery by each of the Borrower and CapStar of this Amendment and the performance by each of the Borrower and CapStar of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

            E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Borrower and CapStar and are the legally valid and binding obligations of each of the Borrower and CapStar, enforceable against each of the Borrower and CapStar in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and subject to other qualifications, exceptions and assumptions such as are set forth in the various legal opinions delivered to the Agent in connection with such documents or other documents.

            F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


            SECTION 4.  ACKNOWLEDGMENT AND CONSENT

               The Borrower is a party to the Security Agreement, Trademark Agreement, Omnibus Management and Liquor License Agreement, the Atlanta Collateral Assignment, the Cash Management Letters and the Mortgages pursuant to which the Borrower has pledged and created Liens on certain Collateral to secure the Obligations. CapStar is a party to the CapStar Guaranty, Security Agreement, the Trademark Agreement and the Omnibus Management and Liquor License Agreement pursuant to which CapStar has guaranteed the Obligations and pledged and created Liens on certain Collateral. The Subsidiaries of CapStar (other than Borrower) listed on the signature pages hereof (the "SUBSIDIARY GUARANTORS") are parties to the Affiliate Guaranty,

Security Agreement, the Omnibus Management and Liquor License Agreement and the Atlanta Documents, as applicable, pursuant to which such Subsidiary Guarantors have guaranteed the Obligations and pledged and created Liens on certain collateral to secure the Obligations. CapStar, the Borrower and the Subsidiary Guarantors are collectively referred to herein as the "CREDIT SUPPORT PARTIES" and the CapStar Guaranty, the Affiliate Guaranty and the Security Documents are collectively referred to herein as the "CREDIT SUPPORT DOCUMENTS."

            Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Guaranties and Security Documents for the obligations guarantied or secured, "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

            Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

            Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.

            SECTION 5.  MISCELLANEOUS

            A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

            B. FEES AND EXPENSES. Each of the Borrower and CapStar acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower and CapStar.

            C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

            D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

            E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This

Amendment (other than the provisions of Section 1 hereof, the effectiveness of which is governed by Section 2 hereof) shall become effective upon the execution of a counterpart hereof by the Borrower, CapStar, each Subsidiary Guarantor and Agent and receipt by the Agent of written or telephonic notification of such execution and authorization of delivery thereof.



              [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                           CAPSTAR MANAGEMENT COMPANY, L.P.

                           By:    CAPSTAR HOTEL COMPANY, its
                                  general partner

                           By:   /s/ WILLIAM M. KARNES
                                ------------------------------------
                                Title:
                                      ------------------------------

                           CAPSTAR HOTEL COMPANY

                           By:   /s/ WILLIAM M. KARNES
                                ------------------------------------
                                Title:
                                      ------------------------------

                           CAPSTAR HOTEL COMPANY, in its respective capacities
                             on behalf of the entities listed on Annex A-1 hereto (for purposes of Section 4 only), as a Credit Support Party

                           By:   /s/ WILLIAM M. KARNES
                                ------------------------------------
                                Title:
                                      ------------------------------

                           EQUISTAR ACQUISITION
                           CORPORATION, on its own behalf
                            and in its respective capacities on
                            behalf of the entities listed on
                            Annex A-2 hereto (for purposes
                            of Section 4 only) as a Credit
                            Support Party

                           By:   /s/ WILLIAM M. KARNES
                              -------------------------------------
                               Title:
                                     ------------------------------

                           EQUISTAR SCHAUMBURG BEVERAGE
                           CORPORATION (for purposes of Section 4
                           only), as a Credit Support Party

                           By:   /s/ WILLIAM M. KARNES
                              -------------------------------------
                               Title:
                                     ------------------------------

                           EQUISTAR TEXAS BEVERAGE
                           CORPORATION (for purposes of Section 4
                           only), as a Credit Support Party

                           By:   /s/ ROBERT GANSFUSS
                              -------------------------------------
                               Title:  President
                                     ------------------------------

                       CMC AIRPORT, INC. (for purposes of
                   Section 4 only), as a Credit Support Party

                           By:   /s/ WILLIAM M. KARNES
                              -------------------------------------
                               Title:
                                     ------------------------------

                           BANKERS TRUST COMPANY, as Agent

                           By:   /s/ GARRETT W. THELANDER
                              -------------------------------------
                               Title:  Vice President
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